As filed with the Securities and Exchange Commission on ______________, 2001.	Registration No. 333-35586

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM SB-2/A-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ABERDENE MINES LIMITED
(Name of small business issuer in its charter)

Nevada	1081 /TD>	88-0454792
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

ABERDENE MINES LIMITED 1040 West Georgia Street Suite 1950 Vancouver, B.C., Canada V6E 4H1 (604) 605-0885	Conrad C. Lysiak, Esq. 601 West First Avenue Suite 503 Spokane, Washington 99201 (509) 624-1475
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional common stock for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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CALCULATION OF REGISTRATION FEE

Securities To Be Registered	Amount To Be Registered	Offering Price Per Share	Aggregate Offering Price	Registration Fee [1]
Common Stock:	2,000,000 Shares	$ 0.10	$ 200,000	$ 100.00

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Prospectus

ABERDENE MINES LIMITED
SHARES OF COMMON STOCK
No Minimum - 2,000,000 Maximum

Prior to this offering, there has been no public market for the common stock.

We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so.

Investing in our common stock involves certain risks. See "Risk Factors" starting at page 6.

	Price Per Share	Aggregate Offering Price	Proceeds to Us
Common Stock	$ 0.10	$ 200,000	$150,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It=s illegal to tell you otherwise

The date of this prospectus is _________________, 2001.

SUMMARY OF OUR OFFERING

This summary highlights important information about our business and about this offering. Because it is a summary, it doesn=t contain all the information you should consider before investing in the common stock. So please read the entire prospectus.

Our Business

We are an exploration company. We were incorporated on January 21, 2000. We have not conducted any operations. We have acquired one property containing three claims. We intend to explore for gold on our property.

Our administrative office is located at 1040 West Georgia Street, Suite 1160, Vancouver, British Columbia, Canada V6E 4H1, telephone (604) 605-0885 and our registered statutory office is located at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120. Our fiscal year end is June 30.

The Offering

Following is a brief summary of this offering:

Securities being offered	Up to 2,000,000 shares of common stock, par value $0.00001.
Offering price per share	$ 0.10
Offering period	The shares are being offered for a period not to exceed 90 days, unless extended by our board of directors for an additional 90 days.
Net proceeds to our company	Approximately $150,000
Use of proceeds	We will use the proceeds to pay for offering expenses, research and exploration.
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering	7,000,000

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.  These risks, including the risk that we may have to cease operations, could result in you losing all or part of your investment.

Risks Associated with Our Company:

1. Because our auditors have issued a going concern opinion and because our officers and directors will not loan any money to us, we may not be able to achieve our objectives and many have to suspend or cease operations.

Our auditors have issued a going concern opinion. This means that there is doubt that we can continue as an ongoing business for the next twelve months. Because our officers and directors are unwilling to loan or advance any additional capital to us, we believe that if we do not raise at least $50,000 from our offering, we may have to suspend or cease operations within four months.

2. We lack an operating history and have losses which we expect to continue into the future. If the losses continue we will have to suspend operations or cease operations.

We were incorporated in January 2000 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $310,435. Our ability to achieve and maintain profitability and positive cash flow is dependent upon

* our ability to locate a profitable mineral property
* our ability to generate revenues
* our ability to reduce exploration costs.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of our mineral properties. We cannot guaranty that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to go out of business.

3. We have no known ore reserves and we cannot guaranty we will find any gold or if we find gold that production will be profitable. If that happens we will have to cease operations.

We have no known ore reserves. We have not identified any gold on the property and we cannot guaranty we will ever find any gold. Even if we find that there is gold on our property, we cannot guaranty that we will be able to recover the gold. Even if we recover gold, we cannot guaranty that we will make a profit. If we can=t find gold or it is not economical to recover the gold, we will have to cease operations.

4. If we don=t raise enough money for exploration, we will have to delay exploration or go out of business.

We are in the very early exploration state and need the proceeds from our offering to start exploring for gold. Since there is no minimum and no refunds on sold shares, you may be investing in a company that will not have the funds necessary to commence its operations. If that occurs we will have to delay or cease operations.

5. Rain and snow make the road leading to our property impassable during four months of the year. This will delay our proposed exploration operations which could prevent us from generating revenues.

Our proposed exploration work can only be performed approximately five to six months out of the year. This is because rain and snow cause roads leading to our property to be impassible during four months of the year. When roads are impassible, we are unable to work and as a consequence, unable generate revenues.

6. Because we are small and do not have much capital, we must limit our exploration and as a result may not find mineralized material. If we do not find mineralized material, we will cease operations.

Because we are small and do not have much capital, we must limit our exploration. Because we may have to limit our exploration, we may not find mineralized material, even though our property may contain mineralized material. If we don=t find mineralized material, we will cease operations.

7. We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies, such as dynamite, and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locates products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we do find the products and equipment we need.

8. The price of gold is depressed compared to past years. This makes it harder to make a profit. If we can=t make a profit, we will have to cease operations until market conditions improve or cease operations altogether.

The price of an ounce gold is $267. In the past, the price of gold has been as high as $800 per ounce. In order to maintain operations, we will have to sell our gold for more than it costs us to mine it. The lower the price the more difficult it is to do this. If we can=t make a profit we will have cease operations until the price of gold increases or cease operations all together. Because the cost to mine the gold is fixed, the lower the market

9. We may not have enough money to complete our exploration and as a result may have to cease or suspend our operations.

We may not have enough money to complete our exploration of our property. Because we exploring raw undeveloped land, we do not know how much we will have to spend to find out if there is mineralized material on our property. It could cost as little as $10,000 and as much as $120,000 to find out. The first $50,000 we raise, however, will be used to cover the cost of this offering before we spend any money on our exploration program. Also, we do not know how much money we will raise in this offering. If it turns out that we have not raised enough money to complete our exploration program, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. In we need additional money and can=t raise it, we will have to suspend or cease operations.

10. Because title to our property is held in the name of another person, if he transfers our property to someone other than us, we will cease operations.

Title to our property is not held in our name. Title to our property is recorded in the name of Hugh Grenfal. If Mr. Grenfal transfers our property to a third person, the third person will obtain good title and we will have nothing. If that happens we will be harmed in that we will not own any property and we will have to cease operations.

 11. Because title to our property is in the name of Mr. Grenfal, a creditor of Mr. Grenfal could attach a lien on our property and have its sold. If this happens, the creditor or a third party could take title to our property and we will cease operations.

Because title to our property is in the name of Mr. Grenfal, a creditor of Mr. Grenfal could attach a lien on our property and have its sold. If that happens, the creditor or a third party buying the property at a judicial sale could take title to our property. If that happens, we will own no property and will cease operations.

Risks associated with this offering:

12. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares which are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty in reselling your shares and may cause the price of the shares to decline.

Our shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

13. Because our officers and directors will own more than 50% of the outstanding shares after this offering, they will be able to decide who will be directors and you may not be able to elect any directors.

Even if we sell all 2,000,000 shares of common stock in this offering, Messrs Grenfal and Stytsenko will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Messrs Genfal and Stytsenko will be able to elect all of our directors and control our operations.

14. Because Messrs Grenfal and Stytsenko are risking a small amount of capital and property, while you on the other hand are risking up to $200,000, if we fail you will absorb most of our loss.

Messrs Grenfal and Stytsenko, our only shareholders will receive a substantial benefit from your investment. They are supplying the property to be explored which is valued at $42, cash of $1,489 and a loan of $14,863 which has to be repaid. You, on the other hand, will be providing all of the cash for our operations. As a result, if we cease operations for any reason, you will lose your investment while Messrs Grenfal and Stytsenko will lose only approximately $16,400.

15. Messrs Grenfal and Stytsenko control prevents you from causing a change in the course of our operations.

Because Messrs Grenfal and Stytsenko will control us after the offering, regardless of the number of shares sold, your ability to cause a change in the course of our operations is eliminated. As such, the value attributable to the right to vote is gone. This could result in a reduction in value to the shares you own because of the ineffective voting power.

16. Because there is no public trading market for our common stock, you may not be able to resell you stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

17. Because we will close the offering even if we do not raise enough funds to complete exploration, you may lose your investment.

There is no minimum number of shares that must be sold in this offering, even if we raise a nominal amount of money. Any money we receive will be immediately appropriated by us. We may not raise enough money to start or complete exploration. No money will be refunded to you under any circumstances. As a result you may lose your investment.

18. Messrs Grenfal and Stytsenko will probably sell some of their shares if the market price of the stock goes above $0.055. This will cause the price of our common stock to fall which will reduce the value of your investment.

A total of 5,000,000 shares of stock were issued to our two officers and directors. The average price of $0.055 was a result of services performed and repayment of advances. They will likely sell a portion of their stock if the market price goes above $0.10. If they do sell there stock into the market, the sales may cause the market price of the stock to drop.

19. Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies which will prevent them from devoting full-time to our operations which may affect our operations.

Our officers and directors have conflicts of interest in that they are officers and directors of other mining companies. Messrs Grenfal and Stytsenko=s other activities will prevent them from devoting full-time to our operations. This will slow our operations and may reduce our financial results because of the slow down in operations.

USE OF PROCEEDS

The net proceeds to us after deducting offering expenses of $50,000 will be $150,000 if all of the shares are sold. The first $50,000 raised will be used offering expenses. We will use the net proceeds as follows:

Amount raised	$50,000	$100,000	$150,000	$200,000

Allocation

Offering expenses Exploration Working capital	$ $ $	50,000 0 0	$ $ $	50,000 50,000 0	$ $ $	50,000 100,000 0	$ $ $	50,000 140,000 10,000

We have allocated a wide range of money for exploration. That is because we do not know how much will ultimately be needed for exploration. If we are successful in immediately finding gold, we will stop exploring and go on to develop the property. Costs of exploring will then cease. On the other hand if we do not immediately find gold, we will continue to explore for gold on the property. If we have to continue to explore for gold, the costs of exploration will increase.

While we currently intend to use the proceeds of this offering substantially in the manner set forth above, we reserve the right to reassess and reassign such use if, in the judgement of our board of directors, such changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

At this time we are unable to determine the minimum amount of money we need to raise to meet our business plan or to continue as a going concern. A lot depends upon what we find when we begin our exploration and the cost of our exploration.

At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

DETERMINATION OF OFFERING PRICE

The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

* our lack operating history
* the proceeds to be raised by the offering
* the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholders, and
* our relative cash requirements.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no public trading market for our shares of common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. Currently, 5,000,000 shares of common stock our outstanding. The 5,000,000 shares are restricted securities and will be eligible for sale pursuant to Rule 144 of the Securities Act of 1933 in February 2001. The 5,000,000 shares are owned by our two officers and directors.

We have no proposed symbol for listing on the OTC bulletin board and we do not have a market maker for our shares.

No cash dividends have been declared by us since our inception or any period subsequent to the date of our financial statements on June 30, 2000.

CAPITALIZATION

The following table sets forth our capitalization at  March 31, 2001,  on a historical basis and as adjusted to reflect the sale of the shares.

This table should be read in conjunction with the section entitled, "Management's Discussion and Analysis of Financial Condition and Results of Operations" our Financial Statements and Notes; and other financial and operating data included elsewhere in this prospectus.

03/31/01	As Adjusted After Offering

	Actual	25%	50%	75%	100%
Stockholder's Equity: Common Stock: 100,000,000 shares authorized, par value $0.00001
5,000,000 issued and outstanding	$50
5,500,000 issued and outstanding		$55
6,000,000 issued and outstanding			$60
6,500,000 issued and outstanding				$65
7,000,000 issued and outstanding					$70
Additional Paid-in Capital	274,950	274,945	324,940	374,935	424,930
Deficit accumulated during the development stage	(310,435) ------------	(310,435) ------------	(310,435) ------------	(310,435) ------------	(310,435) ------------
TOTAL STOCKHOLDERS' EQUITY (deficit)	$ (35,435) =======	$ (35,435) =======	$ 14,565 =======	$ 64,565 =======	$ 114,565 =======

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

"Dilution" represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. "Net tangible book value" is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. See "Principal Stockholders."

As of March 31, 2001, the net tangible book value of our shares of common stock was a deficit of $(35,435) or approximately $(0.01) per share based upon 5,000,000 shares outstanding.

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 7,000,000 shares to be outstanding will be $114,565, or approximately $0.02. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.02 per share.

Upon completion of this offering, in the event 75% of the shares are sold, the net tangible book value of the 6,500,000 shares to be outstanding will be $64,565, or approximately $0.01 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01 per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $0.01 per share.

Upon completion of this offering, in the event 50% of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $14,565, or approximately NIL per share. The net tangible book value of the shares held by our existing stockholders will be increased by NIL per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to NIL per share.

Upon completion of this offering, in the event 25% of the shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $(35,435), or approximately $(0.01) per share. The net tangible book value of the shares held by our existing stockholders will be increased by NIL per share without any additional investment on their part. You will incur an immediate dilution from $0.10 per share to $(0.01) per share.

After completion of this offering, if 2,000,000 shares are sold, you will own approximately 29% of the total number of shares then outstanding shares for which you will have made a cash investment of $200,000, or $0.10 per share. Our existing stockholders will own approximately 71% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

After completion of this offering, if 1,500,000 shares are sold, you will own approximately 23% of the total number of shares then outstanding shares for which you will have made a cash investment of $150,000, or $0.10 per share. Our existing stockholders will own approximately 77% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

After completion of this offering, if 1,000,000 shares are sold, you will own approximately 17% of the total number of shares then outstanding shares for which you will have made a cash investment of $100,000, or $0.10 per share. Our existing stockholders will own approximately 83% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

After completion of this offering, if 500,000 shares are sold, you will own approximately 9% of the total number of shares then outstanding shares for which you will have made a cash investment of $50,000, or $0.10 per share. Our existing stockholders will own approximately 91% of the total number of shares then outstanding, for which they have made contributions of cash and/or services and/or other assets, totaling $275,000, or approximately $0.055 per share.

The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing stockholders

Price per share
Net tangible book value per share before offering
Net tangible book value per share after offering
Increase to present stockholders in net tangible book value per share after offering
Value of shares issued
Number of shares outstanding before the offering
Number of shares after offering held by existing stockholders
Percentage of ownership after offering

$ $ $ $ $	0.055 (35,435) 114,565 0.02 275,000 5,000,000 5,000,000 71%

Purchasers of shares in this offering if all shares are sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ $ $	0.10 0.08 200,000 2,000,000 29%

Purchasers of shares in this offering if 75% of shares are sold
Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ $ $	0.10 0.09 150,000 1,500,000 23%

Purchasers of shares in this offering if 50% of shares are sold
Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ $ $	0.10 0.10 100,000 1,000,000 17%

Purchasers of shares in this offering if 25% of shares are sold

Price per share Dilution per share Capital contributions Number of shares after offering held by public investors Percentage of ownership after offering	$ $ $	0.10 0.11 50,000 500,000 9%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

Offering Will Be Sold By One of Our Officers

We are offering up to a total of 2,000,000 shares of common stock on a best efforts, no minimum, 2,000,000 shares maximum. The offering price is $0.10 per share. There is no minimum number of shares that we have to sell. There will be no escrow account. All money received from the offering will be immediately used by us and there will be no refunds. The offering will be for a period of 90 days from the effective date and may be extended for an additional 90 days if we so choose to do so. At the present time, we have not contemplated any reason for extending the offering period. The extended offering period is designed to give us flexibility in raising capital. The procedures used to extend the offering period will be made by our Board of Directors. We will not give you notice of an extension of the offering period.

The offering price of $0.10 per share will not be changed at any time during the distribution of shares.

There is no minimum number of shares that must be sold in this offering. Any money we receive will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

We will sell the shares in this offering through Andrei Stytsenko, one of our officers and directors. Mr. Stytsenko will receive no commission from the sale of any shares. Mr. Stytsenko will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

1. The person is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. The person is not at the time of their participation, an associated person of a broker-dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Mr. Stytsenko is not subject to disqualification, is not being compensated, and is not associated with a broker-dealer. Mr. Stytsenko is and will continue to be one of our officers and directors at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. Mr. Stytsenko has not during the last twelve months and will not in the next twelve months offer or sell securities for another corporation.

Only after our registration statement is declared effective by the SEC, we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us and a possible investment in the offering.

Offering Period and Expiration Date

This offering will commence on the date of this prospectus and continue for a period of 90 days. We may extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

1. execute and deliver a subscription agreement

2. deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "ABERDENE MINING LIMITED."

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber,

without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

GLOSSARY

Adit	a mining passageway driven horizontally into a mountainside for the purpose of providing access to a mineral deposit.
Arsenopyrite	an ore of arsenic, it is not intentionally mined for that reason.
Bedrock	solid crust of the planet.
Core Drilling	a type of drilling using to extract a core from bedrock, which is then sent for testing.
Drift	a horizontal tunnel driven alongside an orebody, from either an adit or shaft, to gain access to the ore.
Fissure	an extensive crack, break or fracture in rocks.
Gabbro Dyke	a long and relatively thin body of gabbro (a dark, coarse-grained rock) that, while in the molten state, intruded a fissure in older rocks.
Geophysical Testing	the use of instruments may or may not indicate the presence of occurances of minerals and/or certain rock types.
Geochemical Testing	a method of analysing a rock or soil sample, the results of which may or may not indicate the presence of occurances of minerals and/or certain rock types.
Granodiorite	a granular rock consisting essentially of quartz.
Monzonite	a bedrock consisting primarily of quartz.
Pyrite	a yellow iron sulphide mineral, normally of little value. It is sometimes referred to as "fool's gold".
Shaft	a vertical passageway to an underground mine for moving personnel, equipment, supplies and material including ore and waste rock.
Sphalerite	a zinc sulphide mineral; the most common ore mineral of zinc.
Trench	a long, narrow excavation dug through overburden, or blasted out of rock, to expose a vein or ore structure.

BUSINESS

General

We were incorporated in the State of Nevada on January 21, 2000. We are engaged in the exploration of our mining property. We maintain our statutory registered agent's office at 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and our business office is located at 1040 West Georgia Street, Suite 1160, Vancouver, British Columbia, Canada V6E 4H1. Our telephone number is (604) 605-0885. Our offices are leased from Callinan Mines Ltd. On March 31, 2000, we entered into a lease agreement with Callinan Mines for a period of approximately three years $410 per month.

There is no assurance that a commercially viable ore body, a reserve, exists in our property until sufficient exploration work is done and an evaluation of that work concludes economic and legal feasibility. Our present plans are strictly limited to research and exploration.

Background

In January 2000, Hugh Grenfal our President and a member of the board of directors, acquired one mineral property containing six mining claims in British Columbia, Canada by arranging the staking of the same through a third party. The claims are known as the Casino 1, 2, 3, 4, 5, and 6. Mr. Grenfal paid CDN$1,000 to stake the claims. The claims are recorded in Mr. Grenfal's name to avoid paying additional fees, however, title to the claims has been conveyed to us by an unrecorded deed. Under British Columbia provincial law, if the deed is recorded in our name, we will have to pay a minimum of $500.00 and file other documents since we are a foreign corporation in Canada. We have decided that if gold is discovered on the property and it is economical to remove the gold, we will record the deed, pay the additional tax and file as a foreign corporation.

Historical Background

The property is located within the prolithic Rossland Mining Camp. About fifty mines within the Camp have each mined between 1 and 100,000 tons of ore during the various periods between 1890 and 1972. In 1906 the Consolidated Mining and Smelting Company of Canada, now known as Cominco was formed to acquire several mines within the Camp as well as the smelter at Trail.

The property includes the working of the post producing Casino-Red Cap Mine which is located on the Casino #1 and #3 claims. The earliest evidence of mining thereon dates from 1951.

In 1951, work on the Casino Red Cap consisted of trenching as well as driving an adit, which was collared 40 feet below the discovery outcrop. In 1957, two drifts each 200 feet long and 25 feet apart in elevation were driven on the near vertical vein. A stope 150 long and 6 feet wide was mined between the levels. A small amount of cross-cutting was done on the lower level. Between 1961 and 1963 work on the claims consisted of 360 feet of diamond drilling collared at the surface, as well as five short underground diamond drill holes were collared on the No. 1 level. Exploration work consisted of 100 fee of cross-cut and 75 feet or raise. Stoping was done on the No. 1 vein between No. 1 and No. 3 levels.

In 1964 an exploration program consisting of 2,050 feet of drifts, raises and sub-levels was begun on nos. 1, 2 and 3 veins.

Geological mapping, sampling and geophysical surveys were carried out in 1979, 1980, 1988, 1989, 1990 and 1991.

We have not done any exploration work on our claims.

Location and Access

The property consists of six mining claims with a total area of approximately 375 acres (150 hectares). The claims are located near the town of Trail in south-central British Columbia, Canada. There is a paved road along the east side of the claims, and a rough gravel road accesses the old mine tunnel.

Plant and Equipment

We do not own a plant or any equipment. If we discover mineralized material we intend to hire independent third party contractors to mine the property. There is no source of power on the property. Power for operations will be generated from gasoline generators. There is no equipment on the property.

Geology and Mineralization

Two main rock types occur on the property. The older are Jurassic aged volcanic and sedimentary rocks. These rocks are intruded by Jurassic granodiorite, and a monzonite intrusion of similar age. Younger, Eocene - aged granite stocks, and gabbro dykes and hornblende porphyry dykes also occur. The old mine was worked on a series of at least three quartz veins that occur near the contract between granodiorite and the volcanic and sedimentary rocks. The veins are steeply dipping, and host galena, sphalerite, pyrite and arsenopyrite mineralization. The best gold grades are reportedly associated with arsenopyrite. The thickness of the veins varies, with an average width of 14 inches (35.6 cm). However, historic reported mining activity on the No. 1 level suggest that mined widths were locally greater than this average.

Our Proposed Exploration Program

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

Our exploration program is designed to economically explore and evaluate our properties.

We do not claim to have any ores or reserves whatsoever at this time on any of our properties.

We intend to implement an exploration program and intend to proceed in the following three phases:

Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, such as trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow for efficient reclamation, re-contouring and re-seeding of disturbed areas. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

Phase 1 will take about 3 months and cost up to $20,000.

Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

* more extensive trenching
* more advanced geophysical work
* drift driving

Drift driving is the process of constructing a tunnel to take samples of ore for testing. Later, the tunnel can be used for mining ore. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

Phase 2 will take about 3 months and cost up to $20,000.

Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any ore body. This is accomplished through extensive drift driving. Phase 3 will take about 6 months and cost up to $80,000.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to remove the mineralized material .

If mineralized material is found on our property and removal is warranted, and we do not have adequate cash to do so, we will have to sell additional shares of common stock or borrow money to finance the cost of removing the mineralized material. At the present time we do not know if we will need additional money to remove the mineralized material from the property, if warranted. There is no assurance that we will have the funds to remove the mineralized material from the property if warranted and there is no assurance we will be able to raise additional money through the sale of additional shares of common stock or through loans.

Competitive Industry

The gold mining industry is fragmented. We compete with other exploration companies looking for gold. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the gold mining market. While we compete with other exploration companies, there is no competition for the exploration or removal of mineralized material from our property. Readily available wholesale purchasers of gold and other precious metals exist in Canada and throughout the world. The largest are Handy & Harman, Englehard Industries, and Johnson Matthey, Ltd. The wholesale purchase of precious metals are affected by a number of factors beyond our control. The factors are:

* fluctuations in the market price for gold
* fluctuating supplies of gold
* fluctuating demand for gold
* mining activities by others

If we find gold which is deemed of economic grade and in sufficient quantities to justify removal, we would seek additional capital through a second public offering to build a mine and plant. We would then mine the gold. After mining we would process the ore through a series of steps which produces a rough concentrate. This rough concentrate is then sold to refiners and smelters for the value of the gold contained therein less the cost of further concentrating, refining and smelting. Refiners and smelters then sell the gold on the open markets through brokers who work for wholesales, including the major world wholesalers set forth above.

The current demand for gold exceeds the supply of gold. As such we believe we will not have any difficulty selling the gold we recover, however, please remember we haven=t found any mineralized material as of today and there is no assurance we will find any mineralized material in the future.

Regulations

Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

* locating claims
* posting claims
* working claims
* reporting work performed

We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws in order to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

No aspects of the Canadian Mineral Tenure Act Regulation or the British Columbia Exploration Code will have any material impact upon our business or operations. We are in compliance with both acts.

Environmental Law

We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

1. Health and Safety
2. Archaeological Sites
3. Exploration Access

We are responsible to provide a safe working environment, not disrupt archaeological sites, and conduct our activities in such a manner as to cause unnecessary damage to the property.

We will secure all necessary permits for exploration and will file final plans of operation prior to the commencement of any mining operations. We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to law. Any portals, adit or shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we commence our operations and know what that will involve from an environmental standpoint.

We are in compliance with the foregoing act and will continue to comply with the act in the future. We believe that compliance with the foregoing act will not adversely affect our business operations in the future.

Employees

Initially, we intend to use the services of subcontractors for manual labor exploration work on our properties. Our only technical employees will be Messrs. Grenfal and Stytsenko our officers and directors.

Employees and Employment Agreements

At present, we have no employees, other than Messrs. Grenfal and Stytsenko, our officers and directors, who were compensated for their services. Messrs. Grenfal and Stytsenko, do not have employment agreements with us. We presently do not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, we may adopt such plans in the future. There are presently no personal benefits available to any employees.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We are a start-up, exploration stage company and have not yet generated or realized any revenues from our business operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin removing and selling minerals. Accordingly, we must raise cash from sources other than the sale of minerals found on our property. That cash must be raised from other sources. Our only other source for cash at this time is investments by others in our company. We must raise cash in order to implement our project and stay in business. We do not know if the proceeds from this offering will remove the threat of the going concern opinion from the auditors and we can not quantify the amount of funds we need to eliminate the going concern opinion.

In order to meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to raise enough money through this offering to stay in business. What ever money we do raise, will be applied first to expenses of this offering, then to exploration and working capital, and if any funds remain for removal of mineralized material. If we do not raise all of the money we need from this offering, we will have to find alternative sources, such as a second public offering, a private placement of securities, or loans from our officers or others. Because we don=t know what we will find when we start exploration, we can=t be definitive in the amount of money we need. We have discussed this matter with our officers, however, our officers are unwilling to make any commitment to loan us any money at this time. At the present time, we have not made any arrangements to raise additional cash, other than through this offering. If we need additional cash and can't raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely.

We will be conducting research in connection with the exploration of our property. We are not going to buy or sell any plant or significant equipment. We do not expect a change in our number of employees.

Our Proposed Exploration Program

We must conduct exploration to determine what amount of minerals, if any, exist on our properties and if any minerals which are found can be economically extracted and profitably processed.

Our exploration program is designed to economically explore and evaluate our properties.

We do not claim to have any ores or reserves whatsoever at this time on any of our properties.

We intend to implement an exploration program and intend to proceed in the following three phases:

Phase 1 will begin with research of the available geologic literature, personal interviews with geologists, mining engineers and others familiar with the prospect sites. We have recently begun this phase of the exploration process on our properties.

When the research is completed, our initial work will be augmented with geologic mapping, geophysical testing and geochemical testing of our claims. When available, existing workings, such as trenches, prospect pits, shafts or tunnels will be examined. If an apparent mineralized zone is identified and narrowed down to a specific area by the studies, we will to begin trenching the area. Trenches are generally approximately 150 ft. in length and 10-20 ft. wide. These dimensions allow for a thorough examination of the surface of the vein structure types generally encountered in the area. They also allow for efficient reclamation, re-contouring and re-seeding of disturbed areas. Once excavation of a trench is completed, samples are taken and then analyzed for economically potential minerals that are known to have occurred in the area. Careful interpretation of this available data collected from the various tests aid in determining whether or not the prospect has current economic potential and whether further exploration is warranted.

Phase 1 will take about 3 months and cost up to $20,000.

Phase 2 involves an initial examination of the underground characteristics of the vein structure that was identified by Phase 1 of exploration. Phase 2 is aimed at identifying any mineral deposits of potential economic importance. The methods employed are

* more extensive trenching
* more advanced geophysical work
* drift driving

Drift driving is the process of constructing a tunnel to take samples of ore for testing. Later, the tunnel can be used for mining ore. The geophysical work gives a general understanding of the location and extent of mineralization at depths that are unreachable by surface excavations and provides a target for more extensive trenching and core drilling. Trenching identifies the continuity and extent of mineralization, if any, below the surface. After a thorough analysis of the data collected in Phase 2, we will decide if the property warrants a Phase 3 study.

Phase 2 will take about 3 months and cost up to $20,000.

Phase 3 is aimed at precisely defining the depth, the width, the length, the tonnage and the value per ton of any ore body. This is accomplished through extensive drift driving. Phase 3 will take about 6 months and cost up to $80,000.

We do not intend to interest other companies in the property if we find mineralized materials. We intend to try to remove mineralized material ourselves.

Limited Operating History; Need for Additional Capital

There is no historical financial information about our company upon which to base an evaluation of our performance. We are an exploration stage company and have not generated any revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in the exploration of our properties, and possible cost overruns due to price and cost increases in services.

We have no assurance that future financing will be available to us on acceptable terms. If such financing is not available on satisfactory terms, we may be unable to continue or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

From Inception on January 21, 2000

We just recently acquired our first property and have not commenced research or exploration of our property.

Since inception, we have used our common stock to raise money for our property acquisition, for corporate expenses and to repay outstanding indebtedness. Net cash provided by financing activities from inception on January 21, 2000 to March 31, 2001 was $17,720, as a result of proceeds received from a short term loan and advances.

Liquidity and Capital Resources

As of the date of this registration statement, we have yet to generate any revenues from our business operations.

We issued 5,000,000 shares of common stock through a Section 4(2) offering in January 2000. This was accounted for as a compensation expense of $273,469 and advances, reimbursement of expenses and mining claims of $1,531. The compensation expense of $273,469 relates to common stock issued to Messrs Grenfal and Stytsenko in exchange for services provided. The services were provided during thirty days following our inception.

We have received proceeds of $17,720 from short term related party loans and advances.

As of March 31, 2001, our total assets were $537 and our total liabilities were $35,858.

MANAGEMENT

Officers and Directors

Each of our directors is elected by the Stockholders to a term of one (1) year and serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The names, addresses, ages and positions of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Hugh Grenfal 3337 West 30th Ave. Vancouver, B.C. Canada V6S 1W3	31	President, Treasurer, Chief Financial Officer and a member of the Board of Directors
Andrei Stytsenko 5616 - 189 A Street Edmonton, Alberta Canada T6M 2G7	35	Secretary and a member of the Board of Directors

The persons named above have held their offices/positions since inception of our company and are expected to hold their offices/positions until the next annual meeting of our stockholders.

Background of Officers and Directors

Hugh Grenfal has been our President, Treasurer, Chief Financial Officer and a member of our board of directors since inception. From January 1991 to June 1996, Mr. Grenfal was President of Booker Gold Explorations Ltd., a mining and exploration corporation located in Vancouver, British Columbia. Since October 1996, Mr. Grenfal has been a Director of Callinan Mines Ltd., a mining and exploration corporation located in Vancouver, British Columbia with revenue producing copper and zinc properties located in Manitoba, Canada. Since June 1999, Mr. Grenfal has been President of Paxton Mining Corporation located in Vancouver, British Columbia. Paxton Mining Corporation is an exploration company. Since September 1999, Mr. Grenfal has been President of Palal Mining Corporation. Palal Mining Corporation is an exploration company. Since September 1999, Mr. Grenfal has been President of Ancona Mining Corporation located in Vancouver, British Columbia. Ancona Mining is an exploration company. Since September 1999, Mr. Grenfal has been President of Camden Mining Corporation located in Vancouver, British Columbia. Camden Mining is en exploration company. Mr. Grenfal is currently not a full-time employee with another entity.

Andrei Stytsenko has been our Secretary and a member of our board of directors since inception. From 1985 to 1996, Mr. Stytsenko was the managing supervisor for Ivano Frankovski Drilling Company, located in North Russia. Mr. Stytsenko=s responsibilities included drilling holes up to 13,000 feet in depth for the exploration of oil and gas. From 1997 until 1998 , Mr. Stytsenko was field supervisor for Booker Gold Exploration located in Vancouver, British Columbia. Mr. Stytsenk o=s responsibilities included core loding, assaying and mapping. Mr. Stytsenko received a degree as a Engineer Specialist in oil and gas drilling in 1996.

Conflicts of Interest

We believe that Mr. Grenfal will be subject to conflicts of interest. The conflicts of interest arise from Mr. Grenfal=s relationship with other mining corporations. In the future, Mr. Grenfal will continue to be involved in the mining business or other entities and such involvement could create conflicts of interest. At the present time, we do not foresee a conflict of interest with another company Mr. Grenfal is associated with which relates to the acquisition of other properties because we do not intend to acquire any additional mining properties. The only conflict that we foresee is Mr. Grenfal=s of time to other exploration companies that do not involve us.

Specifically, Hugh Grenfal is an officer and director of Callinan Mines Ltd., Ancona Mining Corporation, Paxton Mining Corporation, Palal Mining Corporation and Camden Mining Corporation, all of which are engaged in the mining business. Presently, none of the foregoing operate mines or receive royalties from properties operated by others with the exception of Callinan Mines Ltd. which receives CDN$149,000 annually from a copper zinc mine in Flin Flon, Manitoba operated by Hudson Bay & Smelting Co. Neither we nor our officers are affiliated with Hudson Bay & Smelting Co. In the future, however, such corporations could begin operating mines.

Future conflicts of interest could occur because Messrs Grenfal and Stytsenko could form new exploration companies. There are no plans or understandings how new corporate mining opportunities will be allocated among the various mining companies in which our officers are involved.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the compensation paid to our officers and directors since our inception. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and all other compensation.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Salary	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options/SARs	LTIP Payouts	All Other Compensation
Hugh Grenfal President	-	-	-	$136,735	-	-	-
Andrei Stytsenko Secretary	-	-	-	$136,735	-	-	-

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Option/SAR Grants

No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs and freestanding SARs have been made to any executive officer or any director since our inception, accordingly, no stock options have been exercised by any of the officers or directors since we were founded.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, our stock price, or any other measure.

Compensation of Directors

We do not have any plans to pay our directors any money. The directors did not receive any other compensation for serving as members of the board of directors. The Board has not implemented a plan to award options. There are no contractual arrangements with any member of the board of directors.

We do not expect to pay any salaries to our officers until such time as we generate sufficient revenues to do so.

Indemnification

Pursuant to the Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, as amended, which may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address Beneficial Owner [1]	Number of Shares Before Offering	Number of Shares After Offering	Percentage of Ownership After Offering
Hugh Grenfal 337 West 30th Ave. Vancouver, B.C. Canada V6S 1W3	2,500,000	2,500,000	35.71%
Andrei Stytsenko 5616 - 189 A Street Edmonton, Alberta Canada T6M 2G7	2,500,000	2,500,000	35.71%
All Officers and Directors as a Group	5,000,000	5,000,000	71.43%

[1] Each of our officers is deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933. Messrs. Grenfal and Stytsenko are the only "parents" and "promoters" of our company.

Future Sales by Existing Stockholders

A total of 5,000,000 shares of common stock were issued to the existing stockholders, all of which are "restricted securities," as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. The 5,000,000 shares will be eligible for sale under Rule 144 beginning in February 2001. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one (1) year after their acquisition.

Other than the restrictions imposed by Rule 144, no other restrictions have been placed upon Messrs Grenfal and Stytsenko=s shares.

Shares purchased in this offering, which will be immediately resalable, and sales of shares by Messrs Grenfal and Stytsenko in compliance with Rule 144, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

* have equal ratable rights to dividends from funds legally available if and when as and if declared by our board of directors;

* are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

* do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

* are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own approximately 71.43% of our outstanding shares. See "Principal Stockholders."

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC=s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock Transfer Agent

Our stock transfer agent for our securities is Pacific Stock Transfer Company, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120 and its telephone number is (702) 361-3033.

RELATED TRANSACTIONS

In January 2000, we issued a total of 5,000,000 shares of restricted common stock to Hugh Grenfal and Andrei Stytsenko, officers and directors of our company. This was accounted for as a compensation expense of $273,469 and advances and reimbursement expenses and mining claims of $1,531.

Since our inception, Mr. Grenfal, advanced loans to us in the total sum of $14,863, which were used for organizational and start-up costs and operating capital. The loans do not bear interest and have not been paid as of the date hereof. There are no documents reflecting the loan and they are not due on any date certain. Mr. Grenfal will accept repayment from us when money is available. In addition, Mr. Grenfal advanced $1,489 which was paid back by the initial issuance of stock.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to June 30, 2000, included in this prospectus have been audited by Williams and Webster, P.C., Independent Certified Public Accountants, Seafirst Financial Center, 601 West Riverside Avenue, Suite 1940, Spokane, Washington 99201, as set forth in their report included in this prospectus.

LEGAL MATTERS

Conrad C. Lysiak, Attorney at Law, 601 West First Avenue, Suite 503, Spokane, Washington 99201, telephone (509) 624-1475 has acted as legal counsel for our company.

FINANCIAL STATEMENTS

Our fiscal year end is June 30. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by an Independent Certified Public Accountant.

Our financial statements from inception to  March 31, 2001  immediately follows:

ACCOUNTANT=S REVIEW REPORT	F-1
INDEPENDENT AUDITOR'S REPORT	F-2
FINANCIAL STATEMENTS Balance Sheet Statement of Operations Statement of Stockholders' Equity Statement of Cash Flows	F-3 F-4 F-5 F-6
NOTES TO THE FINANCIAL STATEMENTS	F-7

Board of Directors
Aberdene Mines Limited
Vancouver, BC CANADA

ACCOUNTANT'S REVIEW REPORT

We have reviewed the accompanying balance sheet of Aberdene Mines Limited (an exploration stage enterprise) as of March 31, 2001 and the related statements of operations, stockholders' equity (deficit), and cash flows for the nine months ended March 31, 2001, and for the period from January 21, 2000 (inception) to March 31, 2001. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles, generally accepted in the United States of America.

The financial statements for the period ended March 31, 2000 and the year ended June 30, 2000, were audited by us and we expressed a unqualified opinions on them in our reports dated June 15, 2000 and August 7, 2000 respectively. We have not performed auditing procedures for the period ending March 31, 2001.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has been in the exploration stage since its inception on January 21, 2000 and has no revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
May 3, 2001

Board of Directors
Aberdene Mines Limited
Las Vegas, Nevada

INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Aberdene Mines Limited, (an exploration stage enterprise), as of March 31, 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period January 21, 2000 (inception) to March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aberdene Mines Limited, as of March 31, 2000, and the results of its operations and its cash flows for the period January 21, 2000 (inception) to March 31, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has been in the exploration stage since its inception. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

June 15, 2000

ABERDENE MINES LIMITED (AN EXPLORATION STAGE ENTERPRISE) BALANCE SHEETS
	March 31, 2001 (Unaudited)	June 30, 2000	March 31, 2000
ASSETS
CURRENT ASSETS
Cash	$84	$80	$95
Prepaid expenses	- ----------	- -----------	10,000 -----------
Total Current Assets	84 ----------	80 -----------	10,095 -----------
OTHER ASSETS
Deposits	411	411	-
Mining claims	42 ----------	42 ----------	42 ----------
Total Other Assets	453 ----------	453 ----------	42 ----------
TOTAL ASSETS	$537 =======	$533 =======	$10,137 =======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$15,271	$1,490	$1,657
Accounts payable, related parties	2,867	-	-
Loans from a related party	17,720 ----------	14,863 ----------	11,435 ----------
Total Current Liabilities	35,858 ----------	16,353 ----------	13,092 ----------
COMMITMENTS AND CONTINGENCIES	- ----------	- ----------	- ----------
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized, $0.00001 par value; 5,000,000 shares issued and outstanding	50	50	50

Additional paid-in-capital	274,950	274,950	274,950
Deficit accumulated during the exploration stage	(310,435)	(290,820)	(277,955)
Accumulated other comprehensive income	114 ----------	- ----------	- ----------
Total Stockholders' Equity (Deficit)	(35,321) ----------	(15,820) ----------	(2,955) ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$537 =======	$533 =======	$10,137 =======

See accompanying notes and accountant's review report.

ABERDENE MINES LIMITED (AN EXPLORATION STAGE ENTERPRISE) STATEMENTS OF OPERATIONS
		Three Months Ended March 31, 2001 (Unaudited)		Period From January 21, 2000 (Inception) to March 31, 2000		Nine Months Ended March 31, 2001 (Unaudited)		Period From January 21, 2000 (Inception) to March 31, 2000		Period From January 21, 2000 (Inception) to March 31, 2001 (Unaudited)
REVENUES	$	- ----------	$	- ----------	$	- ----------	$	- ----------	$	- ----------
EXPENSES
Consulting services provided by directors		-		273,469		-		273,469		273,469
Rent		-		-		1,209		-		2,030
Legal and accounting		2,001		2,657		18,310		2,657		32,457
General and administrative		16		441		96		441		1,091
Mining exploration		- ----------		1,388 ----------		- ----------		1,388 ----------		1,388 ----------
Total Expenses		2,017 ----------		277,955 ----------		19,615 ----------		277,955 ----------		310,435 ----------
LOSS FROM OPERATIONS		(2,017)		(277,955)		(19,615)		(277,955)		(310,435)
INCOME TAXES		- ----------		- ----------		- ----------		- ----------		- ----------
NET LOSS		(2,017)		(277,955)		(19,615)		(277,955)		(310,435)
OTHER COMPREHENSIVE INCOME
Foreign currency translation gain		- ----------		- ----------		114 ----------		- ----------		114 ----------
COMPREHENSIVE LOSS		$(2,017) =======		(277,955) =======		$(19,501) =======		$(277,955) =======		$(310,321) =======
NET LOSS PER COMMON SHARE, BASIC AND DILUTED	$	Nil =======		(0.06) =======	$	Nil =======		$(0.06) =======		$(0.06) =======
WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES OUTSTANDING, BASIC AND DILUTED		5,000,000 =======		5,000,000 =======		5,000,000 =======		5,000,000 =======		5,000,000 =======

See accompanying notes and accountant's review report.

ABERDENE MINES LIMITED (AN EXPLORATION STAGE ENTERPRISE) STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
			Deficit Accumulated During Exploration Stage	Accumulated Other Comprehensive Income	Total Stockholders' Equity (Deficit)
Common Stock		Additional Paid-in Capital
Number of Shares	Amount
Issuance of common stock for services and in payment of advances at approximately $.055 per share	5,000,000	$50	$274,950	$-	$-	$275,000
Loss for period ending, March 31, 2000	- ----------	- -------	- ----------	(277,955) ----------	- ----------	(277,955) ----------
Balance, March 31, 2000	5,000,000	50	274,950	(277,955)	-	(2,955)
Loss for period ending, June 30, 2000	- ----------	- -------	- ----------	(12,865) ----------	- -----------	(12,865) ----------
Balance, June 30, 2000	5,000,000	50	274,950	(290,820)	-	(15,820)
Loss for the nine month period ending March 31, 2001	-	-	-	(19,615)	-	(19,615)
Foreign currency translation for the nine month period ending March 31, 2001	- ----------	- -------	- ----------	- ----------	114 ----------	114 ----------
Balance, March 31, 2001 (Unaudited)	5,000,000 =======	$50 =====	$274,950 =======	$(310,435) =======	$114 =======	$(35,321) =======

See accompanying notes and accountant's review report.

F-5

ABERDENE MINES LIMITED (AN EXPLORATION STAGE ENTERPRISE) STATEMENT OF CASH FLOWS
		Nine Months Ended March 31, 2001 (Unaudited)	Period From January 21, 2000 (Inception) to March 31, 2000		Period From January 21, 2000 (Inception) to March 31, 2001 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(19,615)		$(277,955)		$(310,435)
Adjustments to reconcile net loss to net cash used by operating activities:

Increase in prepaid deposits		-		-		(411)
(Increase) in prepaid expenses		-		(10,000)		-
Increase in accounts payable		13,781		1,657		15,271
Increase in accounts payable, related parties		2,767		-		2,767
Payment of expenses from issuance of stock		- ----------		273,469 ----------		273,469 ----------
Net cash used in operating activities		(3,067) ----------		(12,829) ----------		(19,339) ----------
CASH FLOWS FROM INVESTING ACTIVITIES		- ----------		- ----------		- ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party advances		100		1,489		1,589
Proceeds from related party loans		2,857 ----------		11,435 ----------		17,720 ----------
Net cash provided by financing activities		2,957 ----------		12,924 ----------		19,309 ----------
Net change in cash		(110)		95		(30)
Foreign currency translation gain		114		-		114
Cash, beginning of period		80 ----------		- ----------		- ----------
Cash, end of period		$84 =======		$95 =======		$84 =======
Supplemental disclosures:
Interest paid	$	- =======	$	- =======	$	- =======
Income taxes paid	$	- =======	$	- =======	$	- =======
NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Stock issued in payment of consulting and other expenses		$-		$273,469		$273,469
Stock issued in payment of advances		$-		$1,489		$1,489
Stock issued in payment of mining claims		$-		$42		$42

See accompanying notes and accountant's review report.

ABERDENE MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2001

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Aberdene Mines Limited (hereinafter "the Company") was incorporated on January 21, 2000 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company maintains offices in Las Vegas, Nevada and in Vancouver, British Columbia. The Company's fiscal year end is June 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Interim Financial Statements

The interim financial statements for the period ending March 31, 2001 have been prepared for the Company without audit. They reflect all adjustments, which are, in the opinion of management, necessary to present fairly the results of operations for these periods. All such adjustments are normal recurring adjustments. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full fiscal year.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.

Use of Estimates

The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America, requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Exploration Stage Activities

The Company has been in the exploration stage since its formation in January 2000 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company will actively prepare the site for extraction and enter a development stage.

ABERDENE MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Foreign Currency Translation Gains/Losses

The Company's functional currency is the United States dollar. Occasional transactions occur in Canadian currency, and management has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the years, except gains or losses relating to long-term debt, which are deferred and amortized over the remaining term of the debt. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

Concentration of Risk

The Company maintains its cash accounts in primarily one commercial bank in Vancouver, British Columbia, Canada. The Company's cash account is a business checking account maintained in U.S. dollars, which totaled $84 on March 31, 2001. This account is not insured.

Fair Value of Financial Instruments

The carrying amounts for cash and payables approximate their fair value.

Derivative Instruments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

At March 31, 2001, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

ABERDENE MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impaired Asset Policy

In March 1995, the Financial Accounting Standards Board issued a statement, SFAS No. 121, titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. The Company does not believe any adjustments are needed to the carrying value of its assets at March 31, 2001.

Exploration Costs

In accordance with accounting principles generally accepted in the United States of America, the Company expenses exploration costs as incurred.

Compensated Absences

Currently, the Company has no employees; therefore, no policy regarding compensated absences has been established. The Company will establish a policy to recognize the costs of compensated absences at the point in time that it has employees.

Provision for Taxes

At March 31, 2001, the Company had accumulated net operating losses of approximately $310,000 since its inception in January 2000. No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

Basic and Diluted Loss Per Share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share was the same, as there were no common stock equivalents outstanding.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

ABERDENE MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

As shown in the accompanying financial statements, the Company incurred a net loss of $310,435 for the period January 21, 2000 (inception) to March 31, 2001 and had no sales. The future of the Company is dependent upon its ability to obtain financing and upon future successful explorations for and profitable operations from the development of mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 3 - MINING CLAIM

In January 2000 the Company, through Mr. Hugh Grenfal, its president and a member of the board of directors, acquired 100% of the rights, titles and interests in six mining claims in Casino-Red Cap property, Columbia River Valley, BC. Payment of $42 was required to record the six mining claims. These amounts were paid by the shareholders and repaid by the Company in the form of stock. See Note 4. Although the claims are recorded in Mr. Grenfal's name for tax purposes, title to the claims has been conveyed to the Company via an unrecorded deed.

NOTE 4 - COMMON STOCK

The Company is authorized to issue 100,000,000 shares of $0.00001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

On January 21, 2000, 5,000,000 shares of common stock were issued to officers and directors only. There was no public offering of any securities. The above referenced shares were issued in payment of services valued at $273,469 and repayment of mining claim recording fees of $42, expenses of $1,353 and advances of $136. These shares were issued pursuant to exemption from registration contained in Section 4 (2) of the Securities Act of 1933.

NOTE 5 - RELATED PARTIES

The Company occupies office space provided by Mr. Grenfal, its president, in his capacity as vice president and director of Callinan Mines Limited.

ABERDENE MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
March 31, 2001

NOTE 5 - RELATED PARTIES (Continued)

Mr. Grenfal has advanced monies to the Company to open a checking account and in payment of expenses. The funds advanced to open the checking account were repaid as part of the stock transaction described in Note 4. The balance of the advances have been recorded as short-term, uncollateralized loans, bearing no interest and having no specific due date.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

Mining Industry

The Company is engaged in the exploration and development of mineral properties. At present, there are no feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

Foreign Operations

The accompanying balance sheet includes $537 relating to the Company's assets in Canada. Although this country is considered politically and economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

Registration with the Securities and Exchange Commission

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $20,000. Of this amount, $10,000 has been paid and is recorded as an expense. The remaining $10,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission.

Board of Directors
Aberdene Mines Limited
Las Vegas, Nevada

INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying balance sheet of Aberdene Mines Limited, (an exploration stage enterprise), as of June 30, 2000, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period January 21, 2000 (inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Aberdene Mines Limited, as of June 30, 2000, and the results of its operations and its cash flows for the period January 21, 2000 (inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has been in the exploration stage since its inception. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Williams & Webster, P.S.
Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
August 7, 2000

ABERDENE MINES LIMITED (AN EXPLORATION STAGE ENTERPRISE) BALANCE SHEET
June 30, 2000
ASSETS
CURRENT ASSETS
Cash	$80 ----------
Total Current Assets	80 ----------
OTHER ASSETS
Deposits	411
Mining claims	42 ----------
Total Other Assets	453 ----------
TOTAL ASSETS	$533 =======
LIABILITIES & STOCKHOLDERS' EQUITY(DEFICIT)
CURRENT LIABILITIES
Accounts payable	$1,490
Loans from a related party	14,863 ----------
Total Current Liabilities	16,353 ----------
COMMITMENTS AND CONTINGENCIES	- ----------
STOCKHOLDERS' EQUITY (DEFICIT)
Common stock, 100,000,000 shares authorized, $0.00001 par value; 5,000,000 shares issued and outstanding	50

Additional paid-in-capital	274,950
Deficit accumulated during the exploration stage	(290,820) ----------
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(15,820) ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$533 =======

The accompanying notes are an integral part of these financial statements.

ABERDENE MINES LIMITED (AN EXPLORATION STAGE ENTERPRISE) STATEMENT OF OPERATIONS From January 21, 2000 (Inception) to June 30, 2000
REVENUES	$	- ----------
EXPENSES
Consulting services provided by directors		273,469
Rent expense		821
Legal & accounting		14,147
Office expense		995
Mining exploration expense		1,388 ----------
Total Expenses		290,820 ----------
LOSS FROM OPERATIONS		(290,820)
INCOME TAXES		- ----------
NET LOSS		$(290,820) =======
NET LOSS PER COMMON SHARE, BASIC AND DILUTED		$(0.06) =======

WEIGHTED AVERAGE NUMBER OF COMMON STOCK SHARES OUTSTANDING, BASIC AND DILUTED		5,000,000 =======

The accompanying notes are an integral part of these financial statements.

ABERDENE MINES LIMITED (AN EXPLORATION STAGE ENTERPRISE) STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
From January 21, 2000 (Inception) to June 30, 2000
		Amount	Additional Paid-In Capital	Deficit Accumulated During Exploration Stage	Total Stockholders' Equity (Deficit)
Common Stock
Number of Shares
Issuance of common stock for services and in payment of advances for approximately $.055 per share	5,000,000	$50	$274,950	$-	$275,000

Loss for period ending, June 30, 2000	- ----------	- -------	- ----------	(290,820) ----------	(290,820) ----------
Balance, June 30, 2000	5,000,000 =======	$50 =====	$274,950 =======	$(290,820) =======	$(15,820) =======

The accompanying notes are an integral part of these financial statements.

ABERDENE MINES LIMITED (AN EXPLORATION STAGE ENTERPRISE) STATEMENT OF CASH FLOWS From January 21, 2000 (Inception) to June 30, 2000
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss		$(290,820)
Adjustments to reconcile net loss to net cash used by operating activities:

Increase in deposits		(411)
Increase in accounts payable		1,490
Payment of expenses from issuance of stock		273,469 ----------
Net cash (used) in operating activities		(16,272) ----------
CASH FLOWS FROM INVESTING ACTIVITIES		- ----------
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from related party advances		1,489
Proceeds from related party loans		14,863 -------
Net cash provided by financing activities		16,352 ----------
Change in cash		80
Cash, beginning of period		- ----------
Cash, end of period		$80 =======
Supplemental disclosures:
Interest paid	$	- =======
Income taxes paid	$	- =======

NON-CASH TRANSACTIONS
Stock issued in payment of consulting and other expenses		$273,469
Stock issued in payment of advances		$1,489
Stock issued in payment of mining claims		$42

The accompanying notes are an integral part of these financial statements.

ABERDENE MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2000

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Aberdene Mines Limited (hereinafter "the Company") was incorporated on January 21, 2000 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mining properties. The Company maintains offices in Las Vegas, Nevada and in Vancouver, British Columbia. The Company's fiscal year end is June 30.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company's financial statements are prepared using the accrual method of accounting.

Use of Estimates

The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Exploration Stage Activities

The Company has been in the exploration stage since its formation in January 2000 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Upon location of a commercial minable reserve, the Company will actively prepare the site for extraction and enter a development stage.

F-18

ABERDENE MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2000

NOTE 2 - SUMMARY OF SIGNIFICENT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation Gains/Losses

The Company's functional currency is the United States dollar. Occasional transactions occur in Canadian currency, and management has adopted Financial Accounting Standard No. 52. Monetary assets and liabilities denominated in foreign currencies are translated into United States dollars at rates of exchange in effect at the balance sheet date. Gains or losses are included in income for the years, except gains or losses relating to long-term debt, which are deferred and amortized over the remaining term of the debt. Non-monetary assets, liabilities and items recorded in income arising from transactions denominated in foreign currencies are translated at rates of exchange in effect at the date of the transaction.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The carrying amounts for cash and payables approximate their fair value.

Concentration of Risk

The Company maintains its cash accounts in primarily one commercial bank in Vancouver, British Columbia, Canada. The Company's cash account is a business checking account maintained in U.S. dollars, which totaled $80 as of June 30, 2000. This account is not insured.

Derivative Instruments

In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

At June 30, 2000, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

F-18

ABERDENE MINES LIMITED
AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2000

NOTE 2 - SUMMARY OF SIGNIFICENT ACCOUNTING POLICIES (Continued)

Impaired Asset Policy

In March 1995, the Financial Accounting Standards Board issued a statement, SFAS No. 121, titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. The Company does not believe any adjustments are needed to the carrying value of its assets at June 30, 2001.

Exploration Costs

In accordance with generally accepted accounting principles, the Company expenses exploration costs as incurred.

Compensated Absences

Currently, the Company has no employees; therefore, no policy regarding compensated absences has been established. The Company will establish a policy to recognize the costs of compensated absences at the point in time that it has employees.

Provision for Taxes

At June 30, 2000, the Company had a net operating loss of approximately $290,000. No provision for taxes or tax benefit has been reported in the financial statements, as there is not a measurable means of assessing future profits or losses.

Basic and Diluted Loss Per Share

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share was the same, as there were no common stock equivalents outstanding.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

ABERDENE MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS
June 30, 2000

NOTE 2 - SUMMARY OF SIGNIFICENT ACCOUNTING POLICIES (Continued)

Going Conern (Continued)

As shown in the accompanying financial statements, the Company incurred a net loss of $290,820 for the period January 21, 2000 (inception) to June 30, 2000 and had no sales. The future of the Company is dependent upon its ability to obtain financing and upon future successful explorations for and profitable operations from the development of mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 3 - MINING CLAIM

In January 2000 the Company, through Mr. Hugh Grenfal, its president and a member of the board of directors, acquired 100% of the rights, titles and interests in six mining claims in Casino-Red Cap property, Columbia River Valley, BC. Payment of $42 was required to record the six mining claims. These amounts were paid by the shareholders and repaid by the Company in the form of stock. See Note 4. Although the claims are recorded in Mr. Grenfal's name for tax purposes, title to the claims has been conveyed to the Company via an unrecorded deed.

NOTE 4 - COMMON STOCK

On January 21, 2000, 5,000,000 shares of common stock were issued to officers and directors only. There was no public offering of any securities. The above referenced shares were issued in payment of services valued at $273,469 and repayment of mining claim recording fees of $42, expenses of $1,353 and advances of $136. These shares were issued pursuant to exemption from registration contained in Section 4 (2) of the Securities Act of 1933.

In January 2000 the Company, through Mr. Hugh Grenfal, its president and a member of the Board of Directors, acquired 100% of the rights, titles and interests in six mining claims in Casino-Red Cap property, Columbia River Valley, BC. Payment of $42 was required to record the six mining claims. These amounts were paid by the shareholders and repaid by the Company in the form of stock as denoted above. Although the claims are recorded in Mr. Grenfal's name for tax purposes, title to the claims has been conveyed to the Company via an unrecorded deed.

ABERDENE MINES LIMITED
(AN EXPLORATION STAGE ENTERPRISE)
NOTES TO THE FINANCIAL STATEMENTS

June 30, 2000

NOTE 5 - RELATED PARTIES

The Company occupies office space provided by Mr. Grenfal, its president, in his capacity as vice president and director of Callinan Mines Limited.

Mr. Grenfal has also advanced monies to the Company to open a checking account and in payment of expenses. The funds advanced to open the checking account were repaid as part of the stock transaction described in Note 4. The balance of the advances have been recorded as short-term, uncollateralized loans, bearing no interest and having no specific due date.

NOTE 6 - COMMITMENTS AND CONTINGENCIES

The Company is engaged in the exploration and development of mineral properties. At present, there are no feasibility studies establishing proven and probable reserves.

Although the minerals exploration and mining industries are inherently speculative and subject to complex environmental regulations, the Company is unaware of any pending litigation or of any specific past or prospective matters which could impair the value of its mining claims.

Foreign Operations

The accompanying balance sheet includes $533 relating to the Company's assets in Canada. Although this country is considered politically and economically stable, it is always possible that unanticipated events in foreign countries could disrupt the Company's operations.

Mining Industry

The Company is presently undertaking the required steps to register as a publicly traded company. In this regard, the Company has signed a contract with a securities attorney to assist in this matter. The total fees to be paid to the attorney amount to $20,000. Of this amount, $10,000 has been paid and is recorded as professional fees. The remaining $10,000 will be due when the Company's registration statement is declared effective by the Securities and Exchange Commission

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such, is as follows:

1. Article XII of the Articles of Incorporation of the company, filed as Exhibit 3.1 to the Registration Statement.

2. Article XI of the Bylaws of the company, filed as Exhibit 3.2 to the Registration Statement.

3. Nevada Revised Statutes, Chapter 78.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee Printing Expenses Accounting Fees and Expenses Legal Fees and Expenses Blue Sky Fees/Expenses Transfer Agent Fees Miscellaneous Expenses	$100.00 6,500.00 5,000.00 25,000.00 5,000.00 3,000.00 5,400.00 ------------
TOTAL	$50,000.00 =======

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, the Registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Hugh Grenfal 3337 W. 30th Avenue Vancouver, British Columbia Canada V7S 1W3	1/21/00	2,500,000	Services valued at $136,735 and cash of $744 and mining claims valued at $21
Andrei Stytsenko 5616 - 189 A Street Edmonton, Alberta Canada T6M 2G7	1/21/00	2,500,000	Services valued at $136,734 and cash of $744 and mining claims valued at $21.

We issued the foregoing restricted shares of common stock to Messrs. Grenfal and Stytsenko pursuant to Section 4(2) of the Securities Act of 1933. Messrs. Grenfal and Stytsenko are sophisticated investors, are officers and directors of the company, and where in possession of all material information relating to the company. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was made to anyone.

ITEM 27. EXHIBITS.

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All Exhibits have been previously filed unless otherwise noted.

Exhibit No.	Document Description
3.1 * 3.2 * 4.1 * 5.1 10.1 * 10.2 * 10.3 * 10.4 * 10.5 * 10.6 * 10.7 * 23.5 23.6 99.1 *

Articles of Incorporation.

Bylaws.

Specimen Stock Certificate.

Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.

Casino 1 Claim.

Casino 2 Claim.

Casino 3 Claim.

Casino 4 Claim.

Casino 5 Claim.

Casino 6 Claim.

Statement of Trustee.

Consent of Williams & Webster, P.S., Certified Public Accountants.

Consent of Conrad C. Lysiak, Esq.

Subscription Agreement.

* Previously filed.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. File, during any period in which is offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the law of high end of the estimated maximum offering range may be reflect in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amemdment to the Form SB-2 Registration Statement and has duly caused this amendment to the Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 19th day of July, 2001.

ABERDENE MINES LIMITED
BY:	/s/ Hugh Grenfal Hugh Grenfal, President, Principal Executive Officer, Treasurer Principal Accounting Officer, Principal Financial Officer

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Hugh Grenfal, as true and lawful attorney-in-fact and agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Hugh Grenfal Hugh Grenfal	President, Principal Executive Officer, Treasurer, Principal Financial Officer, Principal Accounting Officer and a member of the Board of Directors	July 19, 2001
/s/ Andrei Stytsenko Andrei Stytsenko	Secretary and a member of the Board of Directors	July 19, 2001